SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

COLONIAL PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Alabama (State of Incorporation or Organization)	59-7007599 (I.R.S. Employer Identification No.)

2101 Sixth Avenue North, Suite 750, Birmingham, Alabama (Address of Principal Executive Offices)	35202 (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

     Securities Act registration statement file number to which this form relates: 333-121675

          Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Depositary Shares, each representing 1/100 of a 7.62% Series E Cumulative Redeemable Preferred Share of Beneficial Interest, Par Value $.01 Per Share	New York Stock Exchange

     Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered

     The information required by this Item 1 is set forth under the captions “Description of Colonial Shares — Colonial Series E Preferred Depositary Shares” and “Description of Colonial Shares — Colonial Series E Preferred Shares” in the Registrant’s Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 (File No. 333-121675), which description is incorporated herein by reference. The final Joint Proxy Statement/Prospectus filed pursuant to Rule 424(b) shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

     The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COLONIAL PROPERTIES TRUST

Date: February 7, 2005	By:	/s/ Weston M. Andress

Name: Weston M. Andress
Title: Chief Financial and Investment Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1*	Form of Articles Supplementary of 7.62% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest of the Company

4.1*	Form of Deposit Agreement by and among the Company and EquiServe Trust Company, N.A. and EquiServe, Inc.

4.2*	Form of depositary receipt evidencing depositary shares, each depositary share representing 1/100 of a share of 7.62% Series E Preferred Shares (incorporated by reference to Exhibit A to the Form of Deposit Agreement filed at Exhibit 4.1 of this Form 8-A)

4.3*	Form of certificate evidencing 7.62% Series E Preferred Shares

99.1*	“Description of Colonial Shares — Colonial Series E Preferred Depositary Shares” and “Description of Colonial Shares — Colonial Series E Preferred Shares,” in the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4

*	Filed herewith